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                                  EXHIBIT 5.1

                        [Baird, Holm, McEachen, Pedersen
                         Hamann & Strasheim Letterhead]


October 14, 1999


Professional Veterinary Products, Ltd.
10100 J Street
Omaha, Nebraska 68127

    Re: Registration Statement on Form S-1

Ladies and Gentlemen:

    In connection with the registration statement on form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Professional Veterinary Products, Ltd. (the "Company") with the Securities and Exchange Commission on September 7, 1999 relating to a public offering by the Company of 500 shares of common stock (the "Common Stock") please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nebraska.

    2. Upon the issuance and sale of the Common Stock in accordance with the terms of the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

    The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated. We are delivering this opinion to the Company solely to satisfy the requirement of the Securities and Exchange Commission set forth in Item 601(a) and Item 601(b)(5)(i) of Regulation S-K under the Securities Act and no other person may rely on it.

    Capitalized terms used herein shall have the definitions given to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                          Respectfully Submitted,
                                          /s/ Baird, Holm, McEachen,
                                          Pedersen, Hamann & Strasheim

                                          BAIRD, HOLM, McEACHEN,
                                          PEDERSEN, HAMANN & STRASHEIM

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